SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): December 4, 2007

                            VICTORIA INDUSTRIES, INC.
               (Exact Name of Registrant as Specified in Charter)

                  Nevada                000-27189         98-0230423
       (State or Other Jurisdiction    Commission       (IRS Employer
             of Incorporation)        File Number)   Identification No.)

                551 Fifth Avenue, Suite 2020, New York, NY 10017
               (Address of Principal Executive Offices)(Zip Code)
                        Commission file number: 000-27189

       Registrant's telephone number, including area code: (212) 973-0063

Item 2. Acquisition or disposition of assets

On November 30, 2007, Victoria Industries, Inc. (the "Company") entered into a Share Exchange Agreement to sell our entire 100% interest in Victoria Resources, Inc. to certain stockholders of Victoria Industries, Inc. for 406,254 shares of Victoria Resources, Inc., the Company's wholly owned subsidiary was engaged in wholesale lumber trading business in the Russian Federation. In addition, the purchasers have agreed to assume the outstanding loans of Victoria Industries, Inc. As a result of the transaction, the Company's only outstanding liability of $33,488 would consist of unpaid legal and accounting fees. The closing of the transaction is pending the approval of the Company's board of directors.

Effective from July 1, 2007 the Russian Federation significantly raised the export tariffs for logs and unprocessed lumber that was the main product sold by the Company to its Chinese customers. As a result, the Company's business model became unviable and no deliveries took place in third quarter of 2007. During third quarter of 2008, the Company made multiple attempts to salvage the timber trading business by seeking more favorable pricing terms from its suppliers. However, all these attempts have proved unsuccessful. In addition, the Company has been unable to collect its accounts receivable as the Company was unable to continue transacting its lumber trading business. As a result of the above events, the Company believes that its log and unprocessed timber trading business does not have significant value and has decided to write-off its entire investment in Victoria Resources, Inc.

The amount of consideration that the Company will receive for this sale was determined by negotiations between the Company and the purchaser's representatives. Pursuant to the Share Exchange Agreement, the sale is effective as of the close of business on June 30, 2007. Accordingly, upon consummation of the above transaction, the Company's financial statements for the quarter ended September 30, 2007 and subsequent periods will not include the results of Victoria Resources, Inc. and its subsidiaries Victoria Lumber LLC and Coptent Trading, Inc. The Company's annual financial statements for 2007 will reflect the operations of Victoria Resources, Inc. and its subsidiaries relating to the period up to June 30, 2007.

Item 9.01 Financial Statements and Exhibits

(a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

Not applicable.

(b) UNAUDITED PRO FORMA FINANCIAL INFORMATION

The Unaudited Pro Forma Condensed Financial Information reflects the disposition of the entire 100% investment in Victoria Resources, Inc together with its subsidiaries Victoria Lumber LLC and Coptent Trading, Inc. The Pro-Forma adjustments reflect a net loss on disposal of $579,302.

The unaudited pro-forma condensed balance sheet as of June 30, 2007 assumes that the disposition transaction occurred on that date. The Company believes that the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the disposition transaction.

The unaudited pro forma condensed financial statements do not purport to represent what the Company's results of operations would have been if such transactions had occurred on such dates. These unaudited pro-forma condensed financial statements should be read in conjunction with the Company's consolidated financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operation.

                            VICTORIA INDUSTRIES, INC.
                   UNAUDITED PRO-FORMA CONDENSED BALANCE SHEET

                                                                PRO-FORMA
                                                               ADJUSTMENTS
                                            AS OF      --------------------------
                                           JUNE 30,                    Purchase        PRO
(Amounts in thousands)                       2007      Disposal (1)    Price (2)      FORMA
--------------------------------------   -----------   ------------   -----------   --------
ASSETS:

Cash and equivalents                     $   289,853    $  (289,853)  $        --   $     --
Current Assets                             4,676,425     (4,676,425)
Non-current assets                               407           (407)
Investment in Victoria Resources, Inc.            --      1,071,843    (1,071,843)
                                         -----------    -----------   -----------   --------
TOTAL                                    $ 4,966,685    $(3,894,842)  $(1,071,843)  $     --
                                         ===========    ===========   ===========   ========

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities                      $(3,346,067)   $ 2,901,289   $   411,290   $(33,488)
Long-term debt
Stockholder' equity                       (1,620,616)       993,551       660,553     33,488
                                         -----------    -----------   -----------   --------
TOTAL                                    $(4,966,683)   $ 3,894,840   $ 1,071,843   $     --
                                         ===========    ===========   ===========   ========

----------
(1) To reflect de-consolidation of Victoria Resources, Inc. together with subsidiaries and re-instatement of investment into Victoria Resources, Inc. of $1,071,843.

(2)   To reflect purchase price of 406,254 shares.

(b) EXHIBITS

10.1 Share Exchange Agreement dated November 30, 2007.

                                   SIGNATURES

      Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Victoria Industries, Inc.


Dated: December 4, 2007             By: /s/ Albert Abdoulline
                                        ----------------------------------------
                                        Albert Abdoulline, Chairman, CEO and CFO